FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT ("Amendment") is dated for reference purposes as of May 22, 2020, but is deemed entered into and effective as of the "Effective Date" (defined below), and is made by and between FIVE. POINT OFFICE VENTURE I, LLC, a Delaware limited liability company ("Landlord"), and BROADCOM CORPORATION, a California corporation ("Tenant").
R E C I T A L S:
A.Landlord and Tenant are parties to that certain Lease Agreement dated August 10, 2017 (the "Lease"), pursuant to which Tenant leases from Landlord certain premises located in Irvine, California, as more particularly described in the Lease (the "Premises").

B.Landlord is selling a portion of the Project to City of Hope ("COH") for the development and operation of a cancer center within an existing Building (referred to as Building 5 with a street address of 15161 Alton Parkway) and development and operation of a future acute care hospital/cancer center. On or concurrently with the close of escrow of the sale to COH (the "COH Closing"), Landlord is recording in the official records of Orange County, California ("Official Records") (i) that certain Second Amended and Fully Restated Declaration of Covenants, Conditions, Restrictions and Reservation of Easements for Five Point Gateway ("Campus REA"), which, among other things, modifies certain Common Areas within the Project, and (ii) that certain Amended and Fully Restated Declaration of Development and Maintenance Covenants, Conditions and Restrictions and Reservation of Easements (Five Point Gateway Campus) ("HFET Development Declaration").

C.Landlord and Tenant desire to amend the Lease upon the terms and provisions more particularly set forth herein.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Effective Date/Incorporation. This Amendment shall be deemed effective as of, and only upon, the COH Closing (the "Effective Date"). The Lease, including all exhibits and schedules attached thereto unless otherwise specifically provided herein, is incorporated into this Amendment by this reference. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

2.Campus REA. From and after the Effective Date, all references in the Lease to "Amended and Restated Declaration" shall mean and refer to the Campus REA, for all purposes of the Lease, the form of which is attached hereto as Exhibit A. In furtherance of Section 5.3 of the Lease, Tenant shall execute and acknowledge and deliver to Landlord concurrent with the execution of this Amendment, a Tenant Recognition in the form attached to the Campus REA attached hereto as Exhibit A.

3.Development CC&Rs. From and after the Effective Date, all references in the Lease to "Development CC&Rs" shall mean and refer to the HFET Development Declaration, for all purposes of the Lease, the form of which is attached hereto as Exhibit B. In furtherance of Section 5.3 of the Lease, Tenant shall execute and acknowledge and deliver to Landlord concurrent with the execution of this Amendment, a Tenant Recognition in the form attached to the HFET Development Declaration attached hereto as Exhibit B.

4.Tenant's Share. As of the Effective Date, Section 4.2.3 of the Lease is hereby deleted in its entirety and replaced with the following Section 4.2.3:
"Tenant's Share" shall mean a fraction, expressed as a percentage, the numerator of which shall be the square feet of the space from time to time included in the Premises and the denominator of which shall be the square footage of the Project (excluding the square footage of any parking structure) , consistently applied; provided that Tenant's Share of CAM Expenses consisting of "Common Expenses" (as such term is defined in the Campus REA) that are allocable to the surface parking and parking structures shall be calculated as provided in Section 5.3 of the Campus REA. If the square footage of the Project increases (excluding the square footage of any parking structure), then Tenant's Share shall be reduced accordingly. As of the Effective Date of the First Amendment to Lease, Tenant's Share of CAM Expenses shall be Sixty Four Percent (64%), except that Tenant's Share of CAM Expenses consisting of "Common Expenses" (as such term is defined in the Campus REA) that are allocable to the surface parking and parking structures calculated pursuant to Section 5.3 of the Campus REA shall be Seventy Six Percent (76%). Such percentages shall be subject to adjustment as provided above."
5.Landlord's Consent for Transfer Notices. As of the Effective Date, the first sentence of Section 14.2 ("Landlord's Consent") is hereby deleted in its entirety and replaced with the following:

"Landlord shall deliver written notice to Tenant of Landlord's determination to grant or withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice, within ten (10) business days following Landlord's receipt of a complete Transfer Notice. In the event Landlord has not granted or withheld its consent to the subject Transfer within such ten (10) business day period, Tenant shall deliver to Landlord a second Transfer Notice, and if Landlord does not notify Tenant of its decision to consent or not to consent to the Transfer within five (5)

business days following its receipt of such second Transfer Notice, Landlord shall be deemed to have disapproved such Transfer."

6.Miscellaneous.

(a)Effect of Amendment. Except to the extent set forth herein, the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail.

(b)Entire Agreement. This Amendment, together with the Lease, embodies the entire understanding between Landlord and Tenant with respect to its subject matter and can be changed only by an instrument in writing signed by Landlord and Tenant.

(c)Corporate Authority. Each individual executing this Amendment on behalf of Tenant represents that he or she is duly authorized to execute and deliver this Amendment for such entity.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

"LANDLORD":    FIVE POINT OFFICE VENTURE I, LLC,
a Delaware limited liability company

By:    /s/ Lynn Jochim
Print Name: Lynn Jochim
Print Title: Vice President

By: /s/ Michael Alvarado
Print Name: Michael Alvarado
Print Title: Vice President and Secretary

"TENANT":    BROADCOM CORPORATION,
a Delaware corporation

By:    /s/ Hock E. Tan
Print Name: Hock E. Tan
Print Title: CEO

By:
Print Name:
Print Title:

EXHIBIT A

CAMPUS REA

EXHIBIT B

HFET DEVELOPMENT DECLARATION